Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS SECOND QUARTER 2019 RESULTS

28.3 Percent Growth in Rents on Leasing Activity

$395 Million of Development Starts - 83 Percent Preleased

Key Operating Metrics and Earnings Guidance Updated

(INDIANAPOLIS, July 31, 2019) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only, logistics REIT, today reported results for the second quarter 2019.

Jim Connor, Chairman and Chief Executive Officer, said, "We had an excellent quarter, increasing Core FFO per share by over 9 percent and same-property net operating income by 4.4 percent compared to the second quarter of 2018. We executed 7.5 million square feet of leases, with an average size of 134,000 square feet, including five leases at 500,000 square feet or larger. We achieved rent growth of 28.3 percent on a net effective basis and 12.0 percent on a cash basis, both at all-time record levels.

We started $395 million of new developments during the quarter totaling 2.6 million square feet, which were 83 percent preleased. Seventy-eight percent of these developments were located in high-barrier Tier 1 logistics markets. In particular, we are pleased to have executed a major transaction with one of our largest customers. We signed two leases totaling 1.3 million square feet for two build-to-suit logistics facilities for Home Depot U.S.A., Inc. The facilities are located on an in-fill redevelopment site in the Perth Amboy submarket of Northern New Jersey. Home Depot's investment with us is part of their previously announced $1.2 billion supply-chain overhaul to enhance delivery to consumer and

commercial customers in one day or less. We are pleased to continue providing customized supply chain facility solutions and service to one of our leading customers.

With $563 million of development starts to date that are 51 percent preleased, and strong prospects for the remainder of the year, we have significantly increased our 2019 guidance for development starts while maintaining our risk profile."

Quarterly Highlights

- A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $0.20 per diluted share for the second quarter of 2019, compared to $0.54 per diluted share for the second quarter of 2018. Net income per diluted share decreased as the result of gains on property sales recognized in the second quarter of 2018.
- FFO, as defined by NAREIT, was $0.35 per diluted share for the second quarter of 2019, compared to $0.33 per diluted share for the second quarter of 2018. FFO per diluted share, as defined by NAREIT, increased due to significant investments in new industrial properties over the last year and overall improved operating performance.
- Core FFO was $0.36 per diluted share for the second quarter of 2019, compared to $0.33 per diluted share for the second quarter of 2018.
- Operating performance within the company's industrial portfolio included:
  - The company's stabilized portfolio was 98.2 percent leased at June 30, 2019, compared to 98.4 percent leased at March 31, 2019, and 98.2 percent leased at June 30, 2018
  - The company's in-service portfolio was 95.4 percent leased at June 30, 2019, compared to 95.5 percent leased at March 31, 2019, and 97.4 percent leased at June 30, 2018
  - The company's total portfolio, including properties under development, was 93.4 percent leased at June 30, 2019, compared to 93.0 percent leased at March 31, 2019 and 94.0 percent leased at June 30, 2018

- Tenant retention of 81.7 percent for the quarter
- Same-property net operating income growth of 4.4 percent and 5.8 percent for the three- and six-month periods ended June 30, 2019, compared to the same periods in 2018
- Total leasing activity of 7.5 million square feet for the quarter
- Overall cash and annualized net effective rent growth of 12.0 percent and 28.3 percent, respectively, on new and renewal leases for the quarter

• Capital transactions in the second quarter included:

- Started nine new development projects with expected costs of $395 million that are 83 percent preleased
- Completed a $33 million property acquisition
- Issued 1.77 million shares through July 8th under the company's at-the-market equity program, generating proceeds of $57 million
- Completed one property disposition with a sales price of $96 million

Mr. Connor further stated, "We delivered 1.2 million square feet of vacancy from speculative development completions this quarter and total in-service occupancy only declined 0.1 percent due to strong leasing in our recently completed development projects. These new spec deliveries will be a source of continued future NOI growth as they are leased. In addition to the leasing success of recently delivered spec projects, we executed 2.3 million square feet of leases in our under development pipeline resulting in total net absorption in our overall portfolio of 3.2 million square feet and raised our total occupancy by 0.4 percent."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We continue to fund the majority of our growth with internally generated cash flow. We also have significant leverage capacity to fund growth for the next several quarters. However, given our significantly increased growth prospects from development, we issued a small amount of equity to fund a portion of this growth."

Development

The second quarter included the following development activity:

Consolidated Properties

- The company started nine development projects with expected costs of $395 million totaling 2.6 million square feet. These development starts included two 100 percent leased projects in New Jersey, totaling 1.3 million square feet; a 100 percent leased, 499,000 square foot project in Atlanta; four 100 percent leased projects in South Florida, Baltimore, Minneapolis and Raleigh and two speculative projects in Chicago and Southern California.
- Six projects totaling 2.9 million square feet, which were 80 percent leased in total, were placed in service.

Unconsolidated Joint Venture Properties

- Three projects totaling 1.6 million square feet, which were 60 percent leased in total, were placed in service by 50 percent-owned joint ventures.

Acquisitions

The company acquired a 110,000 square foot cold storage facility in an in-fill market in Northern California, which was 100 percent leased.

Building Dispositions

The company sold a 100 percent leased 855,000 square foot property in Columbus, Ohio, immediately after it was placed in service.

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.215 per share, or $0.86 per share on an annualized basis. The dividend will be payable on August 30, 2019 to shareholders of record on August 15, 2019.

2019 Earnings Guidance

A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company revised its guidance for net income to a range of $1.10 to $1.28 per diluted share from its previous guidance of $0.92 to $1.16 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to a range of $1.38 to $1.46 per diluted share from its previous guidance of $1.36 to $1.46. The company revised its guidance for Core FFO, to $1.41 to $1.45 per diluted share from its previous guidance of $1.39 to $1.45 per diluted share.

Commenting on the company's 2019 guidance, Mr. Denien stated, "We are increasing our guidance at the mid-point for Core FFO due to better than expected leasing in our unstabilized portfolio and development pipeline, as well as better than expected rent growth on second generation lease signings during the quarter. We are also revising our guidance for growth in Adjusted Funds from Operations ("AFFO"), on a share-adjusted basis, to a range of 8.5 percent to 11.9 percent, from the previous range of 5.9 percent to 11.0 percent.

Finally, given our year-to-date development starts and a very strong build-to-suit prospect list and momentum heading into the second half of the year, we are raising guidance for development starts to a range of $900 million to $1.1 billion from a range of $600 million to $800 million, representing a significant $300 million increase at the mid-point. Our best-in-class development platform is firing on all cylinders, and we're confident this should contribute to strong NOI and FFO growth in the future."

Other guidance changes are as follows:

- The guidance for growth in same-property net operating income was increased to a range of 4.0 percent to 5.0 percent from the previous range of 3.5 percent to 5.0 percent.
- The estimate for acquisitions volume was decreased to a range of $100 to $200 million from a range of $100 to $300 million.

- The estimate for average percent leased within the company's stabilized portfolio was narrowed to a range of 97.7 percent to 98.3 percent from the previous range of 97.5 percent to 98.5 percent.
- The estimate for average percent leased, for all of the company's in-service properties, was increased to a range of 94.9 percent to 96.5 percent from the previous range of 94.5 percent to 96.5 percent.

More specific assumptions and components of the company's 2019 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website. A number of factors could limit our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the company or potential buyers of real estate, and the timing and yield for dispositions and acquisitions. There can be no assurance that the company can achieve such results. Except as required, the company undertakes no duty to update forward looking statements.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is calculated as net income or loss in accordance with generally accepted accounting principles ("GAAP") excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income or loss as defined by GAAP and that FFO should be examined in conjunction with net income as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the previous adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same-property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 16 of its June 30, 2019 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 158 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, August 1, 2019, at 3:00 p.m. ET to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information

concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2018. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	**2019**	2018
Revenues:				
Rental and related revenue	**$ 213,107**	$ 192,093	**$ 423,072**	$ 385,549
General contractor and service fee revenue	**23,919**	18,465	**78,883**	59,566
	237,026	210,558	**501,955**	445,115
Expenses:				
Rental expenses	**17,597**	16,377	**38,265**	36,290
Real estate taxes	**32,375**	31,196	**64,817**	62,342
General contractor and other services expenses	**23,189**	15,253	**75,775**	55,662
Depreciation and amortization	**83,004**	75,832	**158,996**	153,361
	156,165	138,658	**337,853**	307,655
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**4,143**	1,682	**8,858**	9,969
Gain on sale of properties	**30,592**	149,962	**30,429**	194,848
Gain on land sales	**1,950**	357	**2,700**	3,306
Other operating expenses	**(1,518)**	(1,529)	**(3,641)**	(2,798)
Non-incremental costs related to successful leases	**(3,447)**	—	**(5,603)**	—
General and administrative expenses	**(13,420)**	(13,459)	**(35,403)**	(34,482)
	18,300	137,013	**(2,660)**	170,843
Operating income	**99,161**	208,913	**161,442**	308,303
Other income (expenses):				
Interest and other income, net	**2,534**	4,727	**5,292**	9,190
Interest expense	**(23,510)**	(20,675)	**(45,642)**	(40,675)
Loss on debt extinguishment	**—**	(151)	**(13)**	(151)
Gain on involuntary conversion	**—**	—	**2,259**	—
Income from continuing operations, before income taxes	**78,185**	192,814	**123,338**	276,667
Income tax expense	**(6,616)**	(63)	**(7,001)**	(10,392)
Income from continuing operations	**71,569**	192,751	**116,337**	266,275
Discontinued operations:				
Income before gain on sales	**—**	31	**—**	23
Gain on sale of properties	**99**	2,889	**254**	3,021
Income from discontinued operations	**99**	2,920	**254**	3,044
Net income	**71,668**	195,671	**116,591**	269,319
Net income attributable to noncontrolling interests	**(615)**	(1,826)	**(987)**	(2,511)
Net income attributable to common shareholders	**$ 71,053**	$ 193,845	**$ 115,604**	$ 266,808
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.20**	$ 0.53	**$ 0.32**	$ 0.74
Discontinued operations attributable to common shareholders	**—**	0.01	**—**	0.01
Total	**$ 0.20**	$ 0.54	**$ 0.32**	$ 0.75
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.20**	$ 0.53	**$ 0.32**	$ 0.73
Discontinued operations attributable to common shareholders	**—**	0.01	**—**	0.01
Total	**$ 0.20**	$ 0.54	**$ 0.32**	$ 0.74

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	June 30, 2019	December 31, 2018
ASSETS		
Real estate investments:		
Real estate assets	$ 7,669,915	$ 7,248,346
Construction in progress	423,460	477,162
Investments in and advances to unconsolidated joint ventures	113,987	110,795
Undeveloped land	368,621	360,816
	8,575,983	8,197,119
Accumulated depreciation	(1,427,919)	(1,344,176)
Net real estate investments	7,148,064	6,852,943
Real estate investments and other assets held-for-sale	20,472	1,082
Cash and cash equivalents	8,664	17,901
Accounts receivable	21,229	14,254
Straight-line rent receivable	120,155	109,334
Receivables on construction contracts, including retentions	22,450	41,215
Deferred leasing and other costs, net	316,624	313,799
Notes receivable from property sales	142,550	272,550
Other escrow deposits and other assets	213,919	180,946
	$ 8,014,127	$ 7,804,024
LIABILITIES AND EQUITY		
Indebtedness:		
Secured debt, net of deferred financing costs	$ 36,053	$ 79,563
Unsecured debt, net of deferred financing costs	2,550,922	2,548,938
Unsecured line of credit	252,000	30,000
	2,838,975	2,658,501
Liabilities related to real estate investments held-for-sale	633	—
Construction payables and amounts due subcontractors, including retentions	67,062	92,288
Accrued real estate taxes	76,085	73,358
Accrued interest	22,276	16,153
Other liabilities	263,839	205,433
Tenant security deposits and prepaid rents	43,136	45,048
Total liabilities	3,312,006	3,090,781
Shareholders' equity:		
Common shares	3,606	3,589
Additional paid-in capital	5,290,382	5,244,375
Accumulated other comprehensive loss	(28,717)	(4,676)
Distributions in excess of net income	(624,674)	(585,087)
Total shareholders' equity	4,640,597	4,658,201
Noncontrolling interests	61,524	55,042
Total equity	4,702,121	4,713,243
	$ 8,014,127	$ 7,804,024

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended June 30,

(Unaudited and in thousands, except per share amounts)

	2019			2018		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 71,053			$ 193,845		
Less dividends on participating securities	(388)			(418)		
Net income per common share-basic	70,665	359,681	$ 0.20	193,427	357,054	$ 0.54
Add back:						
Noncontrolling interest in earnings of unitholders	621	3,145		1,824	3,393	
Other potentially dilutive securities	—	100		418	2,294	
Net income attributable to common shareholders-diluted	$ 71,286	362,926	$ 0.20	$ 195,669	362,741	$ 0.54
Reconciliation to FFO						
Net income attributable to common shareholders	$ 71,053	359,681		$ 193,845	357,054	
Adjustments:						
Depreciation and amortization	83,004			75,832		
Depreciation, amortization and other - unconsolidated joint ventures	2,417			2,119		
Gains on sales of properties	(30,691)			(152,851)		
Gains on land sales	(1,950)			(357)		
Income tax expense triggered by sales of real estate assets	6,616			63		
Gains on sales of real estate assets - unconsolidated joint ventures	(2,028)			38		
Noncontrolling interest share of adjustments	(496)			707		
NAREIT FFO attributable to common shareholders - basic	127,925	359,681	$ 0.36	119,396	357,054	$ 0.33
Noncontrolling interest in income of unitholders	621	3,145		1,824	3,393	
Noncontrolling interest share of adjustments	496			(707)		
Other potentially dilutive securities		1,763			2,294	
NAREIT FFO attributable to common shareholders - diluted	$ 129,042	364,589	$ 0.35	$ 120,513	362,741	$ 0.33
Loss on debt extinguishment	—			151		
Non-incremental costs related to successful leases	3,447			—		
Core FFO attributable to common shareholders - diluted	$ 132,489	364,589	$ 0.36	$ 120,664	362,741	$ 0.33
AFFO						
Core FFO - diluted	$ 132,489	364,589	$ 0.36	$ 120,664	362,741	$ 0.33
Adjustments:						
Straight-line rental income and expense	(4,852)			(4,780)		
Amortization of above/below market rents and concessions	(1,542)			(460)		
Stock based compensation expense	4,242			3,568		
Noncash interest expense	1,538			1,402		
Second generation concession	(34)			(135)		
Second generation tenant improvements	(2,855)			(5,692)		
Second generation leasing costs	(5,304)			(6,376)		
Building improvements	(1,508)			(1,165)		
AFFO - diluted	$ 122,174	364,589		$ 107,026	362,741	

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Six Months Ended June 30,
(Unaudited and in thousands, except per share amounts)

	2019				2018			
		Amount	Wtd. Avg. Shares	Per Share		Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$	**115,604**			$	**266,808**		
Less dividends on participating securities		(777)				(855)		
Net income per common share-basic		**114,827**	**359,412**	**$ 0.32**		**265,953**	**356,898**	**$ 0.75**
Add back:								
Noncontrolling interest in earnings of unitholders		1,003	3,105			2,507	3,374	
Other potentially dilutive securities		—	98			855	2,279	
Net income attributable to common shareholders-diluted	$	**115,830**	**362,615**	**$ 0.32**		**269,315**	**362,551**	**$ 0.74**
Reconciliation to FFO								
Net income attributable to common shareholders	$	**115,604**	**359,412**		$	**266,808**	**356,898**	
Adjustments:								
Depreciation and amortization		158,996				153,361		
Depreciation, amortization and other - unconsolidated joint ventures		4,770				4,280		
Gains on sales of properties		(30,683)				(197,869)		
Gains on land sales		(2,700)				(3,306)		
Income tax expense triggered by sales of real estate assets		7,001				10,392		
Gains on sales of real estate assets - unconsolidated joint ventures		(4,527)				(6,179)		
Noncontrolling interest share of adjustments		(1,138)				369		
NAREIT FFO attributable to common shareholders - basic		**247,323**	**359,412**	**$ 0.69**		**227,856**	**356,898**	**$ 0.64**
Noncontrolling interest in income of unitholders		1,003	3,105			2,507	3,374	
Noncontrolling interest share of adjustments		1,138				(369)		
Other potentially dilutive securities			1,753				2,279	
NAREIT FFO attributable to common shareholders - diluted	$	**249,464**	**364,270**	**$ 0.68**	$	**229,994**	**362,551**	**$ 0.63**
Gains on involuntary conversion - unconsolidated joint venture		(2,259)				—		
Loss on debt extinguishment		13				151		
Non-incremental costs related to successful leases		5,603				—		
Core FFO attributable to common shareholders - diluted	$	**252,821**	**364,270**	**$ 0.69**	$	**230,145**	**362,551**	**$ 0.63**
AFFO								
Core FFO - diluted	$	252,821	364,270	$ 0.69	$	230,145	362,551	$ 0.63
Adjustments:								
Straight-line rental income and expense		(10,784)				(11,314)		
Amortization of above/below market rents and concessions		(2,804)				(1,005)		
Stock based compensation expense		15,213				16,030		
Noncash interest expense		3,064				2,801		
Second generation concessions		(34)				(135)		
Second generation tenant improvements		(5,079)				(8,151)		
Second generation leasing commissions		(8,945)				(11,792)		
Building improvements		(2,544)				(1,748)		
AFFO - diluted	$	**240,908**	**364,270**		$	**214,831**	**362,551**	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended			
	June 30, 2019		June 30, 2018	
Income from continuing operations before income taxes	$	78,185	$	192,814
Share of same property NOI from unconsolidated joint ventures		4,256		3,941
Income and expense items not allocated to segments		85,092		(44,117)
Earnings from service operations		(730)		(3,212)
Properties not included and other adjustments		(31,157)		(19,451)
Same property NOI - Cash Basis	$	135,646	$	129,975
Percent Change		4.4%		

	Six Months Ended			
	June 30, 2019		June 30, 2018	
Income from continuing operations before income taxes	$	123,338	$	276,667
Share of same property NOI from unconsolidated joint ventures		8,415		7,947
Income and expense items not allocated to segments		199,097		15,508
Earnings from service operations		(3,108)		(3,904)
Properties not included and other adjustments		(57,774)		(40,966)
Same property NOI - Cash Basis	$	269,968	$	255,252
Percent Change		5.8%		

Duke Realty Corporation and Subsidiaries
Reconciliation of 2019 FFO Guidance
(Unaudited)

		Pessimistic		Optimistic
Net income attributable to common shareholders - diluted	**$**	**1.10**	**$**	**1.28**
Depreciation and gains on sales of real estate assets (including share of unconsolidated joint ventures)		0.28		0.18
NAREIT FFO attributable to common shareholders - diluted	**$**	**1.38**	**$**	**1.46**
Non-incremental costs related to successful leases		0.04		0.02
Other reconciling items		(0.01)		(0.03)
Core FFO attributable to common shareholders - diluted	**$**	**1.41**	**$**	**1.45**